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                                                                       Exhibit 5

                              437 Madison Avenue
                        New York, New York 10022-7001
                                (212) 940-3000
                             Fax:  (212) 940-3111

                                 July 20, 2000

PSINet Inc.
44983 Knoll Square
Ashburn, Virginia 20147

Ladies and Gentlemen:

     We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3, No. 333-35910 (the "Registration Statement") filed by the Company on April 28, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by certain selling shareholders named in the Registration Statement of up to 16,500,000 shares of 7% Series D Cumulative Convertible Preferred Stock of the Company, $.01 par value (the "Shares") originally issued and sold by the Company pursuant to Rule 144A under the Act and up to 15,430,800 shares of common stock of the Company, $.01 par value (the "Common Stock"), initially issuable upon conversion of the Shares.

     This opinion is being delivered to you in connection with the Registration Statement.

     In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

     In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.
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PSINet Inc.
July 20, 2000
Page 2


     Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended, and (b) the Shares and the Common Stock have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that:

     1. The Shares and the Common Stock to be offered pursuant to the Preliminary Prospectus and in the manner described in the Registration Statement, will be duly authorized and validly issued and will be fully paid and non-assessable, subject to Section 630 of the Business Corporation Law of the State of New York.

     2. The discussion included in the Registration Statement under the caption "Material Federal Income Tax Consequences" fairly summarizes the federal income tax consequences that are likely to be material to the holders of the Series D Preferred Stock who hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the "Code") and who are not subject to special treatment under the tax laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Preliminary Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Shares.

     This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

     We wish to advise you that Nixon Peabody LLP and certain attorneys with Nixon Peabody LLP own certain shares of the Company's common stock.

                              Very truly yours,

                              /s/ Nixon Peabody LLP